As filed with the Securities and Exchange Commission on November 18, 2005
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
WIDERTHAN CO., LTD.
(Exact Name of Registrant as Specified in Its Charter)

The Republic of Korea (State of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

17F, K1 REIT BUILDING 463 3-Ga, Chungjeong-ro, Seodaemun-gu Seoul 120-709, Korea (Address of Principal Executive Offices)	Not Applicable (Zip Code)

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐
          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑
          Securities Act registration statement file number to which this form relates: 333-
          Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	None

          Securities to be registered pursuant to Section 12(g) of the Act:
Common shares, par value (Won) 500 per share
(Title of Class)
American depositary shares, as evidenced by American depositary receipts, each representing one common share
(Title of Class)

Item 1.     Description of Registrant’s Securities to be Registered.
          For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” and “Description of American Depositary Shares” contained in the prospectus included as part of the registrant’s registration statement on Form F-1 (File No. 333-129806) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Form F-1”), which information is incorporated herein by reference.
Item 2.     Exhibits.
          The following exhibits to this registration statement have been filed as exhibits to the Form F-1 and are hereby incorporated by reference into this registration statement.
1.	The Form F-1 and the prospectus (Registration No. 333-129806), incorporated by reference.

2.	The registrant’s Registration Statement on Form F-6 (Registration No. 333-129817), incorporated by reference.

3.	Articles of Incorporation of WiderThan Co., Ltd. (English translation) (incorporated herein by reference to Exhibit 3.1 of the Form F-1 (Registration No. 333-129806)).

4.	Form of Deposit Agreement to be entered into among WiderThan Co., Ltd., JPMorgan Chase Bank, N.A., as depositary, and all holders and beneficial owners of American depositary shares evidenced by American depositary receipts, including the form of American depositary receipt (incorporated by reference to Exhibit 1 of the Registrant’s Registration Statement on Form F-6 (Registration No. 333-129817)).

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WiderThan Co., Ltd.

	By:	/s/ Sang Jun Park
		Name:	Sang Jun Park
		Title:	Chief Executive Officer

Date: November 18, 2005